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                                                                    Exhibit 10.2
                             MILLITECH CORPORATION

                                1987 STOCK PLAN
                                ---------------


1.  Purposes.  This 1987 Stock Plan is designed to enable MILLITECH CORPORATION,
    --------
a Massachusetts corporation with its principal place of business located in South Deerfield, Massachusetts (the "Company") and its Affiliates to continue to be able to attract and retain persons of ability as key employees, officers, directors and consultants and to motivate such persons to exert their best efforts on behalf of the Company and its Affiliates by providing them with awards of stock in the Company and/or opportunities to purchase stock in the Company, all in the manner provided herein.

2.  Definitions.
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     "Affiliate" means any corporation which owns fifty percent (50%) of the voting power of the Company or any other corporation (other than the Company) in an unbroken chain of corporation beginning with the Corporation if each of the corporations other than the last in such chain owns stock possessing at least fifty percent (50%) of the voting power in one of the other corporations in such chain.

     "Award" means Common Stock awarded hereunder to Eligible Recipients.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended. "Committee" means the committee established to administer the Plan as provided in Section 3(a).

     "Common Stock" means shares of common stock of the Company ($.01 par value) and such other stock as shall be substituted therefor as provided in
Section 14.

     "Company" shall have the meaning set forth in Section 1 hereof.

     "Date of Grant" means the date on which the Committee authorizes the granting of a Stock Right or such later date as may be specified by the Committee at the time of such authorization; provided, however, that with respect to Stock Rights granted pursuant to Section 3(d) such term shall mean the date on which the granting of such Stock Right is authorized by the Board or by the committee established pursuant to Section 3(d) to whom the Board has delegated such authority.

     "Disability" shall mean "Permanent and Total Disability" as defined in
Section 22(e)(3) of the Code.

     "Disqualifying Disposition" shall have the meaning set forth in Section 21.
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     "Eligible Recipient" means a person who satisfies the eligibility requirements of Section 4 applicable to the Stock Right proposed to be granted to him.

     "Grantee" means an Eligible Recipient to whom a Stock Right has been granted under this Plan.

     "ISO" means an Option which qualifies as an incentive stock option under
Section 422A(b) of the Code.

     "Non-Qualified Option" means an Option which does not qualify as an ISO.

     "Option" means a right to purchase Common Stock granted to an Eligible Recipient pursuant to this Plan.

     "Optionee" means an Eligible Recipient to whom an Option has been granted under this Plan.

     "Plan" means the MILLITECH CORPORATION 1987 Stock Plan.

     "Purchase" means an opportunity to make a direct purchase of Common Stock granted to an Eligible Recipient pursuant to this Plan.

     "Stock Option Agreement" means the agreement executed between the Corporation and a Grantee pursuant to Section 13.

     "Stock Rights" collectively refers to Options, Awards and Purchases.

3.  Administration of the Plan.
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(a)  The Committee shall administer the Plan and shall consist of the Board or of not less than three members of the Board who shall be appointed by and serve at the pleasure of the Board. No member of the Committee, while a member, shall be eligible to participate in the Plan except as provided in Section 3(c) hereof. Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee, if so appointed, shall have the authority to
(i) determine the employees of the Company and its Affiliates (from among the class of employees eligible under Section 4 to receive ISOs) to whom ISOs may be granted and to determine (from among the class of individuals and entities eligible under Section 4 to receive Non-Qualified Options and Awards and to make Purchases) to whom Non-Qualified options, Awards and authorizations to make Purchases may be granted; (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option and the purchase price of shares subject to each Purchase; (iv) determine whether each option granted shall be an ISO or a Non-Qualified option; (v) determine (subject to Section 8) the time or times when each Option shall become exercisable and the duration of the exercise period;
(vi) determine whether restrictions such as repurchase options are to be imposed

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on shares subject to Options, Awards and Purchases and the nature of such restrictions, if any; and (vii) interpret the Plan and prescribe and rescind rules and regulations relating to it. If the Committee decides to grant a Non-Qualified option, it shall take whatever actions it deems necessary, under
Section 422A of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO. The interpretation and construction by the Committee of any provisions of the Plan or of any Stock Right granted under it shall be final unless otherwise determined by the Board. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Stock Right granted under it.

(b) The Committee may select one of its members as its chairman, and shall hold meetings at such time and places as it may determine. A majority of the Committee shall constitute a quorum. The acts of a majority of the members of the Committee present at any meeting at which a quorum is present or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. All references in this Plan to the Committee shall mean the Board if no Committee has been appointed. From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefor, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c) Stock Rights may be granted to members of the Committee if such grants have been approved by a majority vote of the members of the Board not then serving on the Committee. All grants of Stock Rights to members of the Committee shall in all other respects be made in accordance with the provisions of this Plan applicable to other eligible persons. Members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights under the Plan may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act upon the granting to himself of Stock Rights, but any such member may be counted in determining the existence of a quorum at any meeting of the Board during which action is taken with respect to the granting to him of Stock Rights.

(d) Notwithstanding any other provision of this Section 3, in the event the Company registers any class of any equity security pursuant to section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any grants of Options to directors made at any time from the effective date of such registration until six months after the termination of such registration shall be made only by the Board; provided, however, that if a majority of the Board is Eligible to participate in the Plan or in any other stock option or other stock plan of the Company or any Affiliate, or has been so eligible at any time within the preceding year, any grant to directors of Options must be made by, or only in accordance with the recommendation of, a committee consisting of three or more persons, who may but need not be directors or employees of the Company, appointed by the Board but having full authority to act in the matter, none of whom is eligible to participate in this Plan or any other stock option or other stock plan of the Company or any Affiliate, or has been eligible at any time within the

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preceding year. The requirements imposed by the preceding sentence shall also apply with respect to grants to officers who are not also directors. Once appointed, such committee shall continue to serve until otherwise directed by the Board.

4.  Eligibility Requirements.  ISOs may be granted to any employee of the
    ------------------------
Company or any Affiliate. Those officers and directors of the Company or any Affiliate who are not employees may not be granted ISOs under the Plan. Non-Qualified Options, Awards and authorizations to make Purchases may be granted to any director (whether or not an employee), officer, employee or consultant of the Company or any Affiliate. The Committee may take into consideration a candidate's individual circumstances in determining whether to grant an ISO, a Non-Qualified Option, an Award or an authorization to make a purchase. The granting of any Stock Right to any individual or entity shall neither entitle that individual or entity to, nor disqualify him from, participation in any other grant of Stock Rights.

5.  Stock.  The aggregate number of shares of Common Stock which may be issued
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pursuant to the Plan is 400,000, subject to adjustment as provided in Section
14. The Committee may grant ISOs and Non-Qualified Options and may authorize Purchases and Awards with respect to such shares in such combinations and for such amount of shares as it shall desire, provided that the number of shares issuable upon exercise of such Options and Purchases and upon grant of such Awards does not exceed such number, as adjusted. Stock subject to Options, Awards and Purchases may be authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company. If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, or if the Company shall reacquire any unvested shares issued pursuant to Awards or Purchases, the unpurchased shares subject to such Options and any unvested shares so reacquired by the Company shall again be available for grants of Stock Rights under the Plan.

6.  Granting of Stock Rights. The Committee is authorized to grant Stock Rights
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under the Plan at such time or times as it may determine, provided that the
Committee shall not grant Stock Rights under the Plan after February 16, 1997. The Committee shall have the right, with the consent of the Optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to Article 17.

7.  Minimum Option Price; ISO Limitations.
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A.  The exercise price specified in the Stock option Agreement relating to each
ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the Date of Grant. In the case of an ISO to be granted to an Eligible Recipient owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate, the exercise price specified in the Stock Option Agreement relating to such ISO shall not be less than 110 percent of the fair market value per share of Common Stock on the Date of Grant.

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B.  In no event shall the aggregate fair market value (determined at the time an
ISO is granted) of Common Stock for which ISOs granted to any Eligible Recipient are exercisable for the first time by such Eligible Recipient during any calendar year (under all stock option plans of the Company and any Affiliate) exceed $100,000.

C. If on the Date of Grant the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the Date of Grant and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market System, if the Common Stock is not then traded on a national securities exchange; or (iii) the closing bid price (or average of bid prices) last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not reported on the NASDAQ National Market System. However, if the Common Stock is not publicly traded on the Date of Grant, "fair market value" shall be deemed to be the fair value of the Common Stock on the Date of Grant as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private Transactions negotiated at arm's length.

8.  Option Duration.  Subject to earlier termination as provided in Sections 10
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and 11, each Option shall expire on the date specified by the Committee, but, not more than (i) ten years and one day from the Date of Grant in the case of Non-Qualified Options, (ii) ten years from the Date of Grant in the case of ISOs generally, and (iii) five years from the Date of Grant in the case of ISOs granted to an employee owning stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate. Subject to earlier termination as provided in elections 10 and 11, the term of each ISO shall be the term set forth in the Stock Option Agreement granting such ISO, unless any part of such ISO is converted into a Non-Qualified option pursuant to Section 17 and pursuant to such conversion the Committee elects to extend the exercise period applicable to such part.

9.  Exercise of Option.  Subject to the provisions of Sections 10 through 13,
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each Option granted under the Plan shall be exercisable as follows:

A. The Option shall either be fully exercisable on the Date of Grant or shall become exercisable thereafter in such installments as the Committee may specify.

B. Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

C. Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable, provided that no partial exercise of such Option or installment within

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any year shall be for less than 100 whole shares of Common Stock as constituted on the Date of Grant (or the remaining shares of Common Stock purchasable under the option if less than 100 shares).

D. The Committee shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Committee shall not accelerate the exercise date of any installment of any Option granted to any employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to paragraph
Section 17) if such acceleration would violate the annual vesting limitation contained in Section 422A(b)(7) of the Code, as described in Section 7(B).

10.  Termination of Employment.  If the Grantee of an ISO ceases to be employed
     -------------------------
by the Company and all Affiliates other than by reason of death or disability, no further installments of such Grantee's ISOs shall become exercisable, and the Grantee's ISOs shall terminate after the passage of 90 days from the date of termination of his or her employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified option; pursuant to
Section 17. Leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Affiliate to continue the employment of the employee after the approved period of absence. Employment shall also be considered as continuing uninterrupted during any other bona fide leave of absence (such as those attributable to illness, military obligations or governmental service) provided that the period of such leave does not exceed 90 days or, if longer, any period during which such Grantee's right to reemployment is guaranteed by statute. ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and its Affiliates, so long as the optionee continues to be an employee of the Company or any Affiliate. Nothing in the Plan shall be deemed to give any Grantee of any Stock Right the right to be retained in employment or other service by the Company or any Affiliate for any period of time.

11.  Death; Disability.  If the Grantee of an ISO ceases to be employed by the
     -----------------
Company and all Affiliates by reason of his death, any ISO previously granted hereunder to such Grantee may be exercised, to the extent of the number of shares with respect to which the Grantee could have exercised it on the date of his or her death, by the Grantee's estate, personal representative or any beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the ISO's specified expiration date or 365 days from the date of the Grantee's death.

     If the Grantee of an ISO ceases to be employed by the Company and all Affiliates by reason of his Disability, the Grantee shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which the Grantee could have exercised it on that date, at any time prior to the earlier of the ISO's specified expiration date or 365 days from the date of the termination of the Grantee employment.

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12.  Assignability.  No Stock Right shall be assignable or transferable by the
     -------------
Grantee thereof except by will or by the laws of descent and distribution, and during the lifetime of the Grantee each Stock Right shall be exercisable only by him.

13.  Terms and Conditions of Options.  Each option granted under the Plan shall
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be evidenced by a Stock Option Agreement in such form as the Committee may from time to time approve. Each Stock Option Agreement shall conform to the terms and conditions set forth in Sections 7 through 12 hereof and may contain such other provisions (which may vary as between Grantees) as the Committee deems advisable, including restrictions applicable to shares of Common Stock issuable upon exercise of Options, provided such provisions are not inconsistent with the terms of this Plan. The Committee may, in its discretion, make some or all of the Non-Qualified Options granted under this Plan subject to the restrictions set forth herein with respect to ISOs, or to such other termination and cancellation provisions as the Committee may determine. The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver Stock Option Agreements. The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of each Stock Option Agreement entered into pursuant to this Plan.

14.  Adjustments.  Upon the happening of any of the following described events,
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a Grantee's rights with respect to Stock Rights granted hereunder and with respect to Common Stock acquired pursuant to exercise of a Stock Right granted hereunder shall be adjusted as hereinafter provided, unless otherwise specifically provided in any written agreement between the Grantee and the Company relating to such Stock Right.

A. In the event shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of Common Stock shall be exchanged for other securities of the Company or of another corporation, each Grantee of a Stock Right shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock which such Grantee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange.

B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which at the time shall be subject to a Stock Right hereunder, each Grantee upon exercising a Stock Right shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he is exercising his Stock Right and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as he would have received if he had been the holder of the shares as to which he is exercising his Stock Right at all times between the date of grant of such Stock Right and the date of its exercise.

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C.  If any person or entity owning restricted Common Stock obtained by exercise of a Stock Right made hereunder receives new or additional or different shares or securities in connection with a corporate transaction described in paragraph A above or a stock dividend described in paragraph B above as a result of owning such restricted Common Stock, such new or additional or different shares or Securities shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities were issued.

D. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A or B with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 425 of the Code) or would cause any adverse tax consequences for the Grantees of such ISOs. if the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

E. No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

F. No fractional shares shall be issued under the Plan. Any fractional shares which, but for this paragraph F, would have been issued to a Grantee pursuant to a Stock Right shall be deemed to have been issued and immediately sold to the Company for their fair market value, and the Grantee shall receive from the Company cash in lieu of such fractional shares.

G. Upon the happening of any of the events described in paragraphs A or B above, the class and the aggregate number of shares set forth in Section 5 hereof shall be appropriately adjusted to reflect the events described in such paragraphs. The Committee shall determine the specific adjustments to be made under this Section 14 and, subject to Section 3, its determination shall be conclusive.

15.  Means of Exercising Stock Rights.  A Stock Right (or any part or
     --------------------------------
installment thereof) shall be exercised by giving written notice to the Company at its principal office address. Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefor either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having fair market value equal as of the date of the exercise to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by Delivery of the Grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in
(S)1274(d) of the Code, or (d) at the discretion of the Committee, by any combination of (a), (b) and (c) above. If the Committee exercises its discretion to permit payment of the exercise price of an ISO by

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means of the methods set forth in clauses (b), (c), or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question. The holder of a Stock Right shall not have the rights of a shareholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares. Except as expressly provided above in Section 14 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.  Term and Amendment of Plan.
     --------------------------

A. This plan was adopted by the Board and approved by the holders of a majority of the outstanding shares of Common Stock and Preferred Stock of the Company on February 17, 1987. The Plan shall expire on February 16, 1997 (except as to Options outstanding on that date). Stock Rights may be granted under the Plan prior to the date of stockholder approval of the Plan.

B. The Board may terminate or amend the Plan in any respect at any time, except that the Board may not (a) increase the total number of shares that may be issued under the Plan (except by adjustment pursuant to Section 14); (b) modify the provisions of Section 4 regarding eligibility for grants of ISOs; (c) modify the provisions of Section 7(A) regarding the exercise price (except by adjustment pursuant to Section 14); or (d) extend the expiration date of the Plan without obtaining the approval of the Company's Stockholders within 12 months before or after any such amendment. Except as provided in the last sentence of paragraph A of this section, in no event may action of the Board or Stockholders alter or impair the rights of a Grantee, without his consent, under any Stock Right previously granted to him.

17.  Conversion of ISOs into Non-Qualified Options; Termination of ISOs.  The
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Committee, at the written request of any Optionee, may in its discretion take such actions as may be necessary to convert such Optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Optionee is an employee of the Company or any Affiliate at the time of such conversion. Such action may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Committee (with the consent of the Optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in this Plan shall be deemed to give any Optionee the right to have such Optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action. The Committee, with the consent of the Optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

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18.  Application of Funds.  The proceeds received by the Company from the sale
     --------------------
of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

19.  Governmental Regulation.  The Company's obligation to sell and deliver
     -----------------------
shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.  Withholding of Additional Income Taxes.  Upon the exercise of a Non-
     --------------------------------------
Qualified Option, the grant of an Award, the making of a Purchase of Common Stock for less than its fair market value, the making of a Disqualifying Disposition or the vesting of restricted Common Stock acquired on the exercise of a Stock Right hereunder, the Company, in accordance with Section 3402(a) of the Code, may require such Grantee to pay additional withholding taxes in respect of the amount that is considered compensation includable in the Grantee's gross income. The Committee in its discretion may condition (i) the exercise of an Option, (ii) the grant of an Award, (iii) the making of a Purchase of Common Stock for less than its fair market value, or (iv) the vesting of restricted Common Stock acquired by exercising a Stock Right on the Grantee's payment of such additional withholding taxes.

21.  Notice to Company of Disqualifying Disposition.  Each Stock Option
     ----------------------------------------------
Agreement entered into between the Company and the Grantee of an ISO granted under this Plan shall provide that the Grantee agrees to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of such ISO. A Disqualifying Disposition is any disposition (including any sale) by the Grantee of an ISO of Common Stock acquired pursuant to the exercise of such ISO before the later of
(a) two years after the Date of Grant of such ISO or (b) one year after the date the Grantee acquired such Common Stock by exercising the ISO, provided, however, that the foregoing rules shall not apply to dispositions of such Common Stock after the death of such Grantee by his or her legal representative, devisees or heirs.

22.  Governing Law; Construction.  The validity and construct of the Plan and
     ---------------------------
Stock Option Agreements entered into hereunder shall be governed by the laws of the Commonwealth of Massachusetts. In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

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